UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 27, 2013

Alliqua, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 14, 2013, Alliqua, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Celgene Agreement”) with Celgene Corporation (“Celgene”), pursuant to which the Company, on November 18, 2013, sold an aggregate of 1,672,474 shares (the “Celgene Shares”) of the Company’s common stock (“Common Stock”), and a five year warrant to purchase an aggregate of 836,237 shares of Common Stock at an exercise price of $5.69 per share, in exchange for aggregate consideration of $6,000,000. Pursuant to the Celgene Agreement, so long as Celgene or any of its affiliates hold at least 50% of the Celgene Shares, at the request of Celgene, the Board of Directors of the Company (the “Board”) shall use its reasonable best efforts to increase its size by one director and elect to such newly created vacancy (i) a non-competitive individual designated by Celgene (the “Celgene Designee”) and (ii) each non-competitive successor to the Celgene Designee who is selected by Celgene if the Celgene Designee is removed by Celgene under the terms of the Celgene Agreement. Celgene proposed to the Company that Mr. Perry A. Karsen be appointed as the Celgene Designee and on November 27, 2013, the Board increased its size to nine directors and appointed Mr. Karsen as a Class I director, to serve in such capacity until the Company’s next annual meeting of stockholders, until his successor is duly elected and qualified, or his earlier death, resignation or removal.

In accordance with General Instruction B.3 to Form 8-K, the information set forth in “Item 1.01 Entry Into a Material Definitive Agreement” of that certain Current Report on From 8-K filed by the Company with the U.S. Securities and Exchange Commission on November 19, 2013, is hereby incorporated by reference.

Mr. Karsen, 58, serves as Chief Operations Officer of Celgene and has served in this capacity since July 2010. Mr. Karsen became Executive Vice President and Chief Operations Officer of Celgene on February 15, 2012. Mr. Karsen is accountable for several of Celgene’s operations functions, including quality operations, corporate and business development and technical operations. He also serves as Chief Executive Officer of Celgene’s Cellular Therapeutics division. Mr. Karsen served as President and Chief Executive Officer at Pearl Therapeutics, a privately-held biotechnology company, from February 2009 until July 2010. From 2004 to 2009, Mr. Karsen was Senior Vice President and Head of Worldwide Business Development for Celgene and was also responsible for emerging businesses as Celgene’s President, Asia/Pacific Region. Prior to his tenure with Celgene, Mr. Karsen held executive positions at Human Genome Sciences, Bristol-Myers-Squibb, Genentech and Abbott Laboratories. In addition, Mr. Karsen served as a General Partner at Pequot Ventures. Mr. Karsen serves as a member of the Board of Directors of the Biotechnology Industry Organization (BIO); a member of the Board of Directors of BayBio; and a member of the Board of Directors for the Life Sciences Foundation. In addition, Mr. Karsen is a member of the Board of Directors of Agios Pharmaceuticals, a publicly traded biotechnology company. Mr. Karsen has a Masters of Management degree from Northwestern University’s Kellogg Graduate School of Management, a Masters in Teaching of Biology from Duke University, and a B.S. in Biological Sciences from the University of Illinois, Urbana-Champaign.

Item 8.01	Other Events.

On December 4, 2013, the Company issued a press release announcing the appointment of Mr. Karsen to the Board. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: December 4, 2013	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 4, 2013